Exhibit 0.0

Renaissance Capital Greenwich Funds

Power of Attorney

The undersigned, Deborah Fuhr, whose signature appears below, does hereby constitute and appoint Kathleen S. Smith as her true and lawful attorney and agent to execute in her name, place and stead, in her capacity as trustee of Renaissance Capital Greenwich Funds (“Fund”), to execute in her name any and all registration statements, exemptive applications, no-action letter requests, proxy statements, and other regulatory filings made applicable to the Fund, and any amendments, exhibits, or supplements thereto, and file the same, with all other documents in connection herewith, with the Securities and Exchange Commission, any state securities regulator, any self-regulatory organization or any other governmental or official body (including, without limitation, agencies, commissions and authorities); and such attorney shall have the full power of substitution and re-substitution; and such attorney shall have full power and authority to do and perform in the name and on the behalf of the undersigned trustee of the Fund, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises, as fully and to all intents and purposes as the undersigned director and/or officer of the Fund might or could do in person, such acts of such attorneys being hereby ratified and approved.

/s/ Deborah Fuhr
Deborah Fuhr

Dated:	June 7, 2023